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                                  EXHIBIT 21
                        Subsidiaries of the Corporation

The following bank subsidiaries are national banks and are organized under the laws of the United States:

Associated Bank, National Association
Associated Bank Green Bay, National Association
Associated Bank Lakeshore, National Association
Associated Bank Portage, National Association

The following bank subsidiaries are state banks and are organized under the laws of the State of Wisconsin:

Associated Bank Lodi                    Associated Bank Portage
Associated Bank Madison                 Associated Bank Reedsburg
Associated Bank Milwaukee               Associated Bank West Allis*
Associated Bank North

The following bank subsidiaries are state banks and are organized under the laws of the State of Illinois:

Associated Bank Chicago
Associated Bank Gladstone-Norwood

The following non-bank subsidiaries are organized under the laws of the State of
Wisconsin:

Associated Banc-Corp Services, Inc.     Associated Leasing, Inc.
Associated Banc-Shares, Inc.            Associated Mortgage, Inc.
Associated Commercial Finance, Inc.     Associated Realty, Inc.
Associated Commercial Mortgage, Inc.    Associated Trust Co., Inc.
Associated Financial Center, Ltd.       F&R Properties, Ltd.
Associated Investment Services, Inc.    Vantage Insurance Agency, Inc.

The following non-bank subsidiaries are organized under the laws of the State of
Illinois:

Associated Illinois Banc-Corp
GN Realty, Inc.
Great Northern Mortgage Company
Independent Mortgage Associates, Inc.
The Mortgage Man Company

The following non-bank subsidiary is organized under the laws of the State of
Arizona:

Banc Life Insurance Corporation

The following non-bank subsidiaries are organized under the laws of the State of
Nevada:

ASBC Investment Corp - Green Bay        ASBC Investment Corp - Neenah
ASBC Investment Corp - Lakeshore        ASBC Investment Corp - North
ASBC Investment Corp - Lodi             ASBC Investment Corp - Portage
ASBC Investment Corp - Madison          ASBC Investment Corp - Reedsburg
ASBC Investment Corp - Milwaukee        Central Investments, Inc.*

* Acquired February 21, 1997